Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES FISCAL 2008 FOURTH QUARTER AND YEAR END SALES AND
EARNINGS CONFERENCE CALL ON WEDNESDAY, SEPTEMBER 17, 2008

SUFFERN, NY - SEPTEMBER 8, 2008 - Dress Barn, Inc. (NASDAQ - DBRN) today announced that it will release its fiscal 2008 fourth quarter and year end sales and earnings results on Wednesday, September 17, 2008. Results will be released over Business Wire at approximately 4:00 P.M. Eastern Time. The Company will host a conference call at 4:30 P.M. Eastern Time to review its results, which will include comments from its senior management team followed by a question and answer session.

Parties interested in participating in this call should dial in at (617) 597-5362 five minutes prior to the start time, the passcode is 81104575. The call will also be simultaneously broadcast at www.dressbarn.com. A recording of the call will be available shortly after its conclusion and until October 17, 2008 by dialing (617) 801-6888, the passcode is 14532793.

ABOUT DRESS BARN, INC.
Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality casual and career fashion apparel through its dressbarn and maurices brands. As of July 26, 2008, the Company operated 826 dressbarnstores in 46 states and 677 mauricesstores in 44 states. For more information, please visit www.dressbarn.com and www.maurices.com.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600